Exhibit 5.1/8.1

October 12, 2006

Morgan Stanley
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

     We have acted as counsel to Morgan Stanley, a Delaware corporation (the “Company”), and Morgan Stanley Capital Trust VII, a statutory trust formed under the laws of the State of Delaware (the “Trust”), in connection with the preparation and filing of a registration statement with the Securities and Exchange Commission on Form S-3 (as it may be amended or supplemented from time to time, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) $22,533,773,000.13 aggregate initial offering price of debt securities, warrants, units, purchase contracts, depositary shares, capital securities, guarantees with respect to capital securities, preferred stock and common stock to be issued from time to time by the Company, as such amount may be increased from time to time upon due authorization by the Company, including: (1) capital securities of the Trust issued pursuant to an amended and restated trust agreement of such Trust to be entered into among the Company, as depositor of such Trust (the Company, in such capacity, the “Depositor”), The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, two individuals selected by the Depositor as administrators with respect to such Trust (the “Administrators”) and the holders of the capital securities of such Trust and (ii) guarantees of the Company with respect to such capital securities.

     We have also acted as counsel to the Company in connection with the Underwriting Agreement dated October 5, 2006 (the “Underwriting Agreement”) among the Company and the several underwriters named in Schedule II thereto (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company has agreed to sell, and the Underwriters severally have agreed to purchase, 44,000,000 of the Trust’s 6.60% Capital Securities (liquidation amount $25 per Capital Security) (the “Capital Securities”) representing preferred beneficial interests in the assets of the Trust under the Amended and Restated Trust Agreement dated as of October 12, 2006 (the “Trust Agreement”) among the Company, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrators named therein. The Capital Securities include 4,000,000 Capital Securities purchased pursuant to the over-allotment option provided for in the Underwriting Agreement. Concurrently with the Trust’s issuance of the Capital Securities, the Company will purchase 400 of the Trust’s 6.60% Common Securities (liquidation amount $25 per Common Security) (the “Common Securities”), representing common beneficial interests in the assets of the Trust.

     The Trust will loan the proceeds from the issuance and sale of the Capital Securities and the Common Securities to the Company and, to evidence such loan, the Company will issue and deliver to the Trust $1,100,010,000 aggregate principal amount of the Company’s 6.60% Junior Subordinated Deferrable Interest Debentures (the “Debentures”) pursuant to the Junior Subordinated Indenture, dated as of October 12, 2006 (the “Junior Subordinated Debt Indenture”), between the Company and The Bank of New York, as trustee.

     In consideration for the loan of the proceeds from the issuance and sale of the Capital Securities, the Company will guarantee the payment of certain amounts with respect to the Capital Securities to the extent set forth in the Morgan Stanley Capital Trust VII Capital Securities Guarantee Agreement dated as of October 12, 2006 (the “Guarantee”) between the Company, as guarantor, and The Bank of New York, as guarantee trustee.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and other documents and certificates as we deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.

Based upon and subject to the foregoing, we are of the opinion that:

     (1) The Capital Securities have been duly authorized, executed and delivered by the Company and the Trust Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof (a) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (b) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (2) The Junior Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof (a) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (b) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (3) The Debentures have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Junior Subordinated Debt Indenture and delivered and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Junior Subordinated Debt Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof (a) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (b) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (4) The Guarantee has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof (a) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (b) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (5) The statements in each of the Time of Sale Prospectus and the Prospectus Supplement, each as defined in the Underwriting Agreement, under the caption “U.S. Federal Income Tax Considerations,” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize the matters set forth therein in all material respects.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an Exhibit to the Current Report of the Company on Form 8-K and to its incorporation by reference into the Registration Statement, and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus (as defined in the Underwriting Agreement). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Davis Polk & Wardwell